CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Investment Managers Series Trust to the use of our reports dated February 28, 2014 on the financial statements and financial highlights of the Bridgehampton Value Strategies Fund, a series of Investment Managers Series Trust. Such financial statements and financial highlights appear in the 2013 Annual Report to Shareholders which are also incorporated by reference into the Registration Statement.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
April 28, 2014